EXHIBIT 3.2

COMMONWEALTH OF THE BAHAMAS

New Providence


                           ADOPTED AS OF JULY 30, 1997




                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION



                                       OF








                             STEINER LEISURE LIMITED









                            Harry B. Sands & Company
                          Counsel and Attorneys-at-Law
                                    Chambers
                                 Nassau, Bahamas


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                    The International Business Companies Act

                            Company Limited by Shares



                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                             STEINER LEISURE LIMITED





                                   PRELIMINARY


         1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them, respectively, in the second column thereof.


WORDS                                       MEANINGS

the Act                                     The International Business Companies
                                            Act 1989 (No. 2 of 1990)

these Articles                              These Amended  and Restated Articles
                                            of Association as  originally framed
                                            or as from time to time amended.

capital The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                                            (a)      the aggregate of the
                                                     amounts designated as
                                                     capital of all outstanding
                                                     shares without par value of
                                                     the Company and shares
                                                     withou par value held by
                                                     the Company as treasury
                                                     shares, and

                                            (b)      the amounts as are from
                                                     time to time transferred
                                                     from surplus to capital by
                                                     the directors.



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Chairman of
the Board                                   The Chairman of the Board of
                                            Directors of the Company.

Company                                     Steiner Leisure Limited

company                                     Any company or corporation.

corporate office                            The office of the Company located at
                                            Suite 104A, Saffrey, Square, Nassau,
                                            The Bahamas.

directors                                   Members of the Board of Directors of
                                            the Company.

majority                                    In excess of 50 percent.

majority (or 66 2/3%)
of the Shareholders                         With respect to a vote of
                                            shareholders means

                                            (i)      a majority (or 66 2/3%, as
                                                     applicable in the context
                                                     of the Article in question)
                                                     of the votes of the
                                                     shareholders who were
                                                     present at the meeting and
                                                     who voted and did not
                                                     abstain, or

                                            (ii)     a majority (or 66 2/3%, as
                                                     applicable in the context
                                                     of the Article in question)
                                                     of the votes of the
                                                     shareholders of each class
                                                     or series of shares which
                                                     were present at the meeting
                                                     and entitled to vote
                                                     thereon as a class or
                                                     series and who voted and
                                                     did not abstain and of a
                                                     majority (or 66 2/3%, as
                                                     applicable in the context
                                                     of the Article in question)
                                                     of the votes of the re-
                                                     maining shareholders
                                                     entitled to vote thereon
                                                     present at the meeting and
                                                     who voted and did not
                                                     abstain.

the Memorandum                              The Amended and Restated
                                            Memorandum  of  Association  of  the
                                            Company as  originally  framed or as
                                            from time to time amended.

person An individual, a company, a trust, the estate of a deceased individual, a partnership, an unincorporated association or other entity.



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resolution
of directors                 A resolution (i) approved at a duly
                             constituted meeting of directors of
                             the Company or of a committee of
                             directors of the Company by the
                             affirmative vote of a majority of
                             the directors present who voted and
                             did not abstain or (ii) consented to
                             in writing by all director or all
                             members of the committee, as the
                             case may be.

resolution of
shareholders                 (a)      A resolution approved at a
                                      duly constituted meeting of
                                      the shareholders of the
                                      Company by the affirmative
                                      vote of

                                      (i)      except where the votes of a
                                               larger percentage of
                                               shareholders is specifically
                                               provided for in these Articles
                                               or in the Memorandum, a
                                               majority of the votes of the
                                               shareholders who were present
                                               at the meeting and who voted
                                               and did not abstain, or

                                      (ii)     except where the votes of a
                                               larger percentage of
                                               shareholders is specifically
                                               provided for in these Articles
                                               or in the Memorandum, a
                                               majority of the votes of the
                                               shareholders of each class or
                                               series of shares which were
                                               present at the meeting and
                                               entitled to vote thereon as a
                                               class or series and who voted
                                               and did not abstain and of a
                                               majority of the votes of the
                                               remaining shareholders entitled
                                               to vote thereon present at the
                                               meeting and who voted and did
                                               not abstain.

the Seal                     The Common Seal of the Company.

Secretary                    The  person  holding  the  office of
                             Secretary  of the Company or, in the
                             absence of a  Secretary,  such other
                             officer  of  the   Company  who  has
                             similar duties to the Secretary.



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securities                   Shares and debt obligations of every
                             kind,  and  options,   warrants  and
                             rights  to  acquire  shares  or debt
                             obligations.

shareholder                  A person who is a registered holder of
                             shares in the Company; a "member" under
                             the Act.

share register               The register of shares required to be
                             kept pursuant to Section 28 of the Act.

special meetings             Meetings of the shareholders other than
                             annual meetings.

surplus The excess, if any, at the time of the determination, of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

transfer agent               Any person appointed by the directors to
                             serve as transfer agent and registrar of the shares of the Company.

treasury
shares Shares of the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

"Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telefax, telegram, cable or other form of writing produced by electronic communication.

Except as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

A reference in these Articles to voting or presence at a meeting in relation to shares shall be construed as a reference to voting by shareholders holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of shareholders who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.




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A reference  to money in these  Articles is a reference  to the  currency of the
United States of America unless otherwise stated.

                                     SHARES

         2. Every shareholder shall be entitled to one certificate for the shares registered in such shareholder's name provided that in respect of shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint shareholders shall be sufficient delivery to all.

         3. If a certificate for shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by the Secretary.

         4. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

         5. Subject to the provisions of these Articles and any resolution of shareholders, the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the directors may determine.

         6. Shares in the Company shall be issued for money, services rendered, personal property (including other shares, debt obligations or other securities in the Company), an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by the directors.

         7. Shares in the Company may be issued for such amount of consideration as the directors may from time to time determine, except that in the case of shares with par value, the amount shall not be less than the par value and, in the absence of fraud, the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

         8. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or other security.


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         9.       Treasury shares may be disposed of by the Company on such
terms and conditions (not otherwise inconsistent with these Articles) as the directors may determine.

         10. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

         11. Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

         12. The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition which shall constitute a reduction in capital shall be made otherwise than in compliance with Articles 26 and 27.

         13. Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 12 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital and would otherwise infringe upon the requirements of Articles 26 and 27. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

         14. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

         15. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register.


                               TRANSFER OF SHARES

         16. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer of any share in the Company shall be executed by the transferor (or its duly authorized agent), and the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in


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the share register in respect thereof. The transfer agent for the Company or the directors shall determine if a form of transfer is acceptable in the case of any question or dispute concerning a transfer.

         17. The Company shall not be required to treat a transferee of a share in the Company as a shareholder until the transferee's name has been entered in the share register.

         18. The Company, or any transfer agent on the application of the transferor or transferee of a share in the Company, shall enter in the share register the name of the transferee of the share except that (a) the directors or the transfer agent may decline to register a transfer of shares unless the instrument of transfer is accompanied by the certificate or certificates for the shares and such other evidence as the directors or the transfer agent may reasonably require to show the right of the transferor to make the transfer and
(b) the registration of transfers may be suspended and the share register closed at such times and for such periods as the directors may from time to time determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.


                             TRANSMISSION OF SHARES

         19. The personal representative of a deceased shareholder, the guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be the only persons recognized by the Company as having any title to the shares of such shareholder but they shall not be entitled to exercise any rights as a shareholder of the Company until they have proceeded as set forth in Articles 20 and 21. A person becoming entitled to shares by reason of the death, incompetency or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the shares, except that he or she shall not, before being registered as a shareholder in respect of the shares, be entitled in respect of such shares to exercise any right conferred by share ownership in relation to meetings of the shareholders of the Company.

         20. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may be registered as a shareholder upon such evidence being produced as may reasonably be required by the directors, the Secretary or any transfer agent. An application by any such person to be registered as a shareholder shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt shareholder and the directors shall treat it as such.

         21. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any


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shareholder  may,  instead of being  registered  himself or herself,  request in writing that some person to be named by such person be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

         22. What amounts to incompetence on the part of a person is a matter to be determined by the Bahamian courts under applicable law, having regard to all the relevant evidence and the circumstances of the case.


                   REDUCTION OR INCREASE IN AUTHORIZED CAPITAL

         23. Amendment to the Memorandum to increase or reduce the Company's authorized capital must be approved by a majority of the shareholders.

         24.      The directors may amend the Memorandum to

                  (a) divide the shares, including issued shares of a class or series into a larger number of shares of the same class or series; or

                  (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series, provided, however, that where shares are divided or combined under (a) or (b) of this Article 24, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

         25. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital, and, subject to the provisions of Articles 26 and 27, the capital of the Company may be reduced by transferring an amount of the capital of the Company to surplus.

         26. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled a preference, if any, in the assets of the Company upon liquidation of the Company.

         27. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and


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its  remaining  capital,  and,  in the  absence of fraud,  the  decision  of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

         28. Where the Company reduces its capital under these Articles the Company may

                  (a) return to its shareholders any amount received by the Company upon the issue of any of its shares;

                  (b) purchase, redeem or otherwise acquire its shares out of capital; or

                  (c) cancel any capital that is lost or not represented by assets having a realizable value.


                            MEETINGS OF SHAREHOLDERS

         29. Annual meetings of the shareholders shall be held during each fiscal year of the Company commencing in 1997. The date, time and place of annual meetings of shareholders shall be as determined by the directors of the Company.

         30. The directors of the Company or the Chairman of the Board may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside the Commonwealth of The Bahamas as the directors consider necessary or desirable.

         31. Upon the written request of shareholders holding more than 50 percent of the outstanding voting shares in the Company the directors shall convene a special meeting of the shareholders. If a special meeting is requested by such shareholders, a written request, specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail or by express delivery service such as, for example, Federal Express. Upon receipt of such a request, the Secretary shall cause notice of such meeting to be given, within 45 days after the date the request was delivered to the Secretary, to the shareholders entitled to vote on such proposal, in accordance with the provisions of these Articles. Except as provided below, if the notice is not given by the Secretary within 45 days after the date the request was delivered to the Secretary, then the person or persons requesting the meeting may specify the time and place of the meeting and give notice thereof; provided, however, that at least 10 days' notice of such meeting is required to be given to the shareholders.

         32. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion


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or  exchange  of  shares or for the  purpose  of any other  lawful  action,  the directors may fix, but shall not be required to so fix, a record date; provided, however, that such record date shall not precede the date upon which the action of the directors fixing such record date is taken.

         33. Whenever shareholders are required or authorized to take any action at a meeting, a notice of such meeting, stating the place, day and hour of the meeting and, in the case of a meeting other than an annual meeting, the purpose or purposes for which the meeting is called shall be given no fewer than 10 days before the date set for such meeting, either personally or by first-class mail, by or at the direction of the Company's Chairman of the Board, Chief Executive Officer or Secretary, to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in The Bahamas postal system or the United States mail addressed to the shareholder, at the shareholder's address as it appears on the share register of the Company, with first-class postage prepaid thereon. Written waiver by a shareholder of notice of a shareholders' meeting, signed by the shareholder, whether before or after the time stated thereon, shall be equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

         34. A meeting of shareholders held in contravention of the requirement in Article 33 is valid if shareholders holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or not less than 90 percent of the votes of each class or series of shares where shareholders are entitled to vote thereon as a class or series together with not less than 90 percent of the remaining votes, have agreed to shorter notice of the meeting, or if all shareholders holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, including by their presence at the meeting.

         35. The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, does not invalidate the meeting.

         36. If a quorum pursuant to Article 42 is present at any meeting, (a) in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless a different vote is required by these Articles or the Memorandum or under


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applicable  law, in which case such express  provision  shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law.

         37. Subject to Article 51, if shareholder approval is required (a) for the adoption of any agreement for the merger of the Company with or into any other entity or for the consolidation of the Company with or into any other entity or (b) to authorize any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

         38. A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder.

         39. An instrument appointing a proxy shall be produced at such time before the time for holding the meeting at which the person named in such instrument proposes to vote and at such place as the directors or the Secretary may designate.

         40. Every proxy must be signed by the shareholder or such shareholder's attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. If a proxy expressly provides, any proxy-holder may appoint in writing a substitute to act in such proxy-holder's place. An instrument appointing a proxy shall be in such form as the presiding officer of the meeting shall deem acceptable.

         41. The following shall apply in respect of joint ownership of shares:

                  (a) if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder, but each of the shares so held jointly shall only represent a single share;

                  (b) if only one of the joint owners is present in person or by proxy, such joint owner may vote on behalf of all joint owners; and



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                  (c)      if two or more of the joint owners are present in
                           person or by proxy, they must vote as one.

         42.  A  meeting  of  shareholders  is  duly   constituted  if,  at  the
commencement of the meeting, there are present in person or by proxy shareholders representing more than one-half of the shares entitled to vote at the meeting.

         43. If within one-half hour from the time appointed for the meeting a quorum pursuant to Article 42 is not present, the meeting, if convened upon the request of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other day, time and place as the directors may determine and, if at the adjourned meeting there are present within one-half hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares of each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum, but otherwise the meeting shall be dissolved.

         44. At every meeting of shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the directors present shall choose one of the directors to be the chairman.

         45. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

         46.  At  any  meeting  of  the   shareholders  the  chairman  shall  be
responsible for deciding in such manner as the chairman shall consider appropriate whether any resolution has been carried or not and the result of the chairman's decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to a vote, the chairman may cause a poll to be taken of all votes cast upon such resolution, and any business other than upon which a poll has been taken may proceed pending the taking of the poll.

         47. Any person other than an individual shall be regarded as one shareholder and, subject to Article 48, the right of any individual to speak for or represent such shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule the directors may rely and act upon such advice without incurring any liability to any shareholder.


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




         48. Any person other than an individual which is a shareholder of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he or she represents as that person could exercise if it were an individual shareholder of the Company.

         49. Directors of the Company may attend and speak at any meeting of shareholders of the Company and at any separate meeting of the holders of any class or series of shares of the Company.

         50. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary and be present at the meeting. To be timely for the first annual meeting of shareholders after the Company's initial public offering of its shares, a shareholder's notice must be received at the corporate office of the Company not later than the later of (a) the 75th day prior to the scheduled date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For all subsequent annual meetings, a shareholder's notice shall be timely if received by the Company at its corporate office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a notice shall be timely if received by the Company at its corporate office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For purposes of these Articles, "public announcement" shall mean (a) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable United States national news service, (b) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (c) a letter or report sent to shareholders of record of the Company at the time of the mailing of such letter or report. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 50. If the directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the procedures of this Article 50 or that the information provided in a shareholder's notice does not satisfy the information requirements of this Article 50 in any material respect (a "Non-Compliance Determination"), such proposal shall not be presented for action at the annual meeting in question. If neither the directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of an annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Article 50. If such presiding officer makes a NonCompliance Determination with respect to such proposal, such proposal shall not be presented for action at the annual meeting in question. If the directors, a designated committee thereof or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this
Article 50, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

         51. Notwithstanding any other provisions of these Articles, the Company shall not engage in any business combination with any interested shareholder for a period of 3 years following the time that such shareholder became an interested shareholder, unless:

                  (a) prior to such time the directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

                  (b) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

                  (c) at or subsequent to such time the business combination is approved by the directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the shareholders excluding shares owned by the interested shareholder.

         52. The restrictions contained in Article 51 shall not apply if:

                  (a) the Company does not have a class of voting shares that is (i) listed on a United States national securities exchange or (ii) authorized for quotation on The Nasdaq Stock Market unless either of the foregoing results from action taken, directly or indirectly, by an interested shareholder or from a transaction in which a person becomes an interested shareholder;

                  (b) a shareholder becomes an interested shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an interested shareholder and (ii) would not, at any time within the 3 year period immediately prior to a business combination between the Company and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership;

                  (c) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the
                           notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph;
                           (ii) is with or by a person who either was not an interested shareholder during the previous 3 years or who became an interested shareholder with the approval of the directors or during the period described in paragraph (d) of this Article 53; and
                           (iii) is approved or not opposed by a majority of
                           the directors then in office (but not less than 1) who were directors prior to any person becoming an interested shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company; (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the Company. The Company shall give not less then 10 days' notice to all interested shareholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph; or

                  (d) the business combination is with an interested shareholder who became an interested shareholder at a time when the restrictions contained in Article 51 did not apply by reason of any paragraph (a) of this
                           Article 52.

         53. As used in Articles 51, 52 and/or, as the case may be, 53, the term:

                  (a) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

                  (b) "associate," when used to indicate a relationship with any person, means (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

                  (c) "business combination," when used in reference to the Company and any interested shareholder of the Company, means:

                  (i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the interested shareholder or
                                   (B) with any other company, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation Article 51 is not applicable to the surviving entity;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

                  (iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested shareholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the interested shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares;
                                   or (D) any  issuance  or transfer of
                                   shares  by  the  Company,   provided
                                   however,  that in no case  under (B)
                                   through (D),  above,  shall there be
                                   an   increase   in  the   interested
                                   shareholder's proportionate share of
                                   the shares of any class or series of
                                   the Company or of the voting  shares
                                   of the Company;

                  (iv) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series of the Company or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the interested shareholder; or

                  (v) any receipt by the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv), above) provided by or through the Company or any direct or indirect majority-owned subsidiary of the Company.

         (d) "control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a pre-sumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing Article 51 as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

         (e) "interested shareholder" means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; and the affiliates and associates of such person; provided, however, that the term "interested shareholder" shall not include
                  (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of the effective date of the Company's Registration Statement on Form F-1 under the Securities Act of 1933, as amended, with respect to its initial public offering of shares and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the Company or (II) is an affiliate or associate of the Company and so continued (or so would have continued but for action by the Company) to be the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested shareholder or (B) acquired said shares from a person described in (A), above, by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an interested shareholder if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of paragraph (h) of this Article 53, but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (f) "shares" means, with respect to any company or similar entity, capital shares and, with respect to any other entity, any equity interest.

         (g) "voting shares" means, with respect to any company or similar entity, shares of any class or series entitled to vote generally in the election of directors and, with respect to any other entity, any equity interest entitled to vote generally in the election of the governing body of such entity.

         (h) "owner," including the terms "own" and "owned" when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

                  (i)              beneficially owns such shares, directly
                                   or indirectly; or

                  (ii) has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement,
                                   arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                  (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause
                                   (ii),  above),  or disposing of such
                                   shares  with any other  person  that
                                   beneficially    owns,    or    whose
                                   affiliates       or       associates
                                   beneficially    own,   directly   or
                                   indirectly, such shares.


                                    DIRECTORS

         54. Subject to Article 60, the directors shall be elected by the shareholders for such term as the shareholders determine.

         55. The minimum number of directors shall be one and the maximum number shall be seven, as may be determined from time to time by the Board of Directors.

         56. Each director shall hold office until such director's successor takes office or until his earlier death, resignation or removal.

         57. Commencing at such time as the Board of Directors of the Company shall consist of seven directors, the Board shall be divided into three classes designated as Class I, Class II and Class III, respectively, and composed of two, two and three individuals, respectively. Upon any change in the size of the Board of Directors, each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial term of office of directors of Class I shall expire at the next annual meeting of shareholders of the Company following the initial filing of these Articles; the initial term of office of directors of Class II shall expire at the second annual meeting of shareholders of the Company following the initial filing of these Articles; the initial term of office of the directors of Class III shall expire at the third annual meeting of shareholders of the Company following the initial filing of these Articles. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.

         58. Subject to any rights of the holders of Preferred Shares, if and when issued, to elect directors and to remove any directors whom the holders of any such shares have the right to elect, any director of the Company may be removed from office (a) with or without cause by a vote of a majority of the directors then in office or (b) with cause and by the affirmative vote of a majority of the total votes which would be eligible to be cast by shareholders in the election of such director.

         59. A director may resign such director's office by giving written notice of such director's resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

         60. The directors shall have power at any time, and from time to time, to appoint any other qualified person or persons as a director, either to fill a vacancy or as an addition to the board; provided, however, that the total number of directors shall not at any time exceed the maximum number fixed by these Articles.

         61. A director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he or she is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Except in the case of newly created directorships where the directors fail to fill any such vacancy, shareholders may not fill vacancies on the Board of Directors. In such event, the shareholders may do so at the next annual or special meeting called for that purpose.

         62. The directors may fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

         63. A director shall not be required to own shares of the Company.

         64. A director of the Company may be or become a director or officer of, or otherwise interested in, any company or other entity promoted by the Company or in which the Company may be interested as a shareholder or otherwise, and no such director shall be accountable to the Company for any remuneration or other benefits received by such director as a director or officer of, or from such director's interest in, such other Company unless the Company otherwise directs.


                               POWERS OF DIRECTORS

         65. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the shareholders of the Company, subject to any delegation of such powers as may be authorized by these Articles or applicable law.

         66. The directors may appoint any person, including an individual who is a director, to be an officer, agent or liquidator of the Company.

         67. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in a resolution of directors, appointing the officer or agent.

         68. Without limitation on the other powers of the directors under these Articles or applicable law, the directors may from time to time, at their discretion, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, mortgages, debentures or debenture shares perpetual or otherwise, notes or other obligations of the Company charged upon all or any part of the property of the Company (both present and future).

         69. The continuing directors may act notwithstanding any vacancy in their body.


                      LIMITATION OF LIABILITY OF DIRECTORS

         70. A director shall not be personally liable to the Company or the shareholders for damages for breach of such director's duties as a director; provided, however, that such director has acted honestly and in good faith with a view to the best interests of the Company and has exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Neither repeal nor modification of this Article 70, nor the adoption of any provision in these Articles or in the Memorandum inconsistent with this Article 70, shall adversely affect any right or protection afforded to a director by this Article 70 prior to such repeal, modification or adoption of an inconsistent provision.


                            PROCEEDINGS OF DIRECTORS

         71. The Directors shall hold an annual meeting each year as soon as practicable after the annual meeting of the shareholders at the place where such meeting of the shareholders was held or at such other place and time as to which the directors and any new director nominees shall be notified prior to such shareholders meeting for the purpose of consideration of business that may be properly brought before the meeting. Except as aforesaid, no notice of any kind to either old or new directors for such annual meeting shall be necessary.

         72. Regular meetings, other than the annual meeting, of the directors may be held without notice at such time and at such place as shall from time to time be determined by the directors. Special meetings of the directors may be called by any two directors or the Chairman of the Board on not less than 48 hours' written notice to each director, either personally; by express delivery service such as, for example, Federal Express; telegram or telefax; provided, however, that express delivery service may only be used if it is reasonably calculated to provide delivery of such notice no later than twelve (12) hours prior to such meeting. Notice of any special meeting of the directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

         73. A director shall be deemed to be present at a meeting of directors if he or she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognize each other's voice. A resolution in writing, in one or more parts, signed by all the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted.

         74. A majority of all the directors then in office shall constitute a quorum for the transaction of business. The affirmative vote of the majority of directors present at a meeting where a quorum is present shall be the act of the directors. If a quorum shall not be present at any meeting of the directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         75. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the shareholders of the Company and, in lieu of minutes of a meeting, shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

         76. At every meeting of the directors the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the directors present shall choose one of the directors to be chairman of the meeting.

         77. The directors may delegate any of their powers to committees each consisting of two or more directors as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any requirements that may from time to time be made or imposed upon it by the directors. Meetings of any committee may be called by any member thereof by the giving of not less than 48 hours' written notice to each other committee member,


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



either personally, by express delivery service, such as, for example, Federal Express, telegram or telefax; provided, however, that express delivery service may only be used if it is reasonably calculated to provide delivery of such notice no later than 12 hours prior to such meeting. Notice of any meeting of a committee need not be given to any committee member who signs a waiver of notice either before or after the meeting. Attendance by a committee member at a committee meeting shall constitute a waiver of notice of such committee meeting, except where a committee member attends a meeting for the express purpose of objecting to the transaction of any business because such committee meeting is not lawfully convened. The terms of Article 73 shall apply to the conduct of committee meetings. The majority of the members of a committee shall constitute a quorum for the transaction of business of that committee. The second and third sentences of Article 74 shall apply to the conduct of committee meetings.

                                    OFFICERS

         78. The directors may appoint officers of the Company at such times as shall be considered desirable. Such officers may consist of a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer and one or more Vice-Presidents, a Secretary and one more Assistant Secretaries and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person. A director may serve as an officer of the Company.

         79. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by the directors but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and shareholders and to manage the day to day affairs of the Company and the other officers to perform such duties as may be delegated to them by the directors or by the Chairman of the Board.

         80. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may, subject to the terms of any applicable employment agreement, be removed at any time, with or without cause, by the directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.


                              CONFLICT OF INTERESTS

         81. Notwithstanding the provisions of Section 55 of the Act, if the requirements of Article 82 are satisfied, no agreement or transaction between the Company and one or more of its directors or liquidators, or any person in which any director or liquidator has a financial interest or to whom any director or liquidator is related, including as a director or liquidator of that other person, is void or voidable for this reason only or by reason only that the director or liquidator is present at the meeting of directors or liquidators or at the meeting of the committee of directors or liquidators that approves the agreement or transaction or that the vote or consent of the director or liquidator is counted for that purpose.

         82. An agreement or transaction referred to in Article 81 is valid if

                  (a) the material facts of the interest of each director or liquidator in the agreement or transaction and his or her interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors or liquidators; and

                  (b) the agreement or transaction is approved or ratified by a majority of the disinterested directors or liquidators.

         83. A director or liquidator who has an interest in any particular business to be considered at a meeting of directors, liquidators or shareholders may be counted for purposes of determining whether the meeting is duly constituted.


                                 INDEMNIFICATION

         84. Subject to Article 85, the Company shall indemnify to the fullest extent permitted under Bahamian law, as against all expenses including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

                  (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or liquidator of the Company; or

                  (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

         85.      Article 84 only applies to a person referred to in that
Article if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that such person's conduct was unlawful. In addition, indemnification shall not be available with respect to any claim against a person referred to in Article 84 pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934, as amended, or any similar provisions of any other United States federal or state statute or rule.

         86. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that such person's conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

         87. The termination of any proceedings by any judgement, order, settlement, convictions or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that such person's conduct was unlawful.

         88. If a person referred to in Article 84 has been successful in defense of any proceedings referred to in that Article the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

         89. Expenses incurred in defending any of the proceedings  described in
Article 84 shall be paid in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the person entitled to indemnification under Article 84 to repay such amount, if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under Article 84.

         90. The indemnification under Article 84 with respect to any person shall not limit or restrict in any way the power of the Company to indemnify or pay expenses for such person in any other manner permitted by law or be deemed exclusive of, or invalidate, any other right which such person may have or acquire under any law, agreement, vote of shareholders or disinterested directors, or otherwise.

         91. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under
Article 84.

         92. The right of indemnification provided for herein (i) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder; (ii) shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder; and
(iii) shall be applicable to actions, suits and proceedings commenced after the original adoption date of these Articles of Association on October 31, 1995, whether arising from acts or omissions occurring before or after the adoption of this resolution.

         93. If applicable Bahamian law is deemed at any time to permit broader indemnification of the persons described in Article 84 than that provided for in these Articles, then these Articles shall be deemed to be amended as of the time that such broader indemnification is permitted to provide for such broader indemnification.

         94. Neither the repeal nor modification of any of Articles 84 through 93, nor the adoption of any provision in these Articles or in the Memorandum inconsistent with any of Articles 84 through 93, shall adversely affect any right or protection afforded to any person described in Article 84 by any of Articles 84 through 93 prior to such repeal, modification or adoption of an inconsistent provision.

                                      SEAL

         95. The directors shall provide for the safe custody of the Seal. The Seal, when affixed to any written instrument shall be witnessed by a director or any other person so authorized from time to time by the directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described. The directors may authorize the adoption and use of one or more corporate seals for use outside the Commonwealth of The Bahamas.


                                    DIVIDENDS

         96. The Company may by a resolution of directors declare and pay dividends in money, shares or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

         97. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

         98. Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

         99. No dividend shall bear interest as against the Company and no dividend shall be paid on shares described in Article 14.


                        ACCOUNTS AND BOOKS OF THE COMPANY

         100. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection by the shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors.

                                     NOTICES

         101. Any notice, information or written statement to be given by the Company (including by the directors or any officer of the Company) to a shareholder or the shareholders shall be deemed given when delivered personally, or when deposited into the mail addressed to shareholder at the address shown in the share register or, when an alternate means of delivery is deemed reasonable by the directors, when given on behalf of the Company to a party outside of the Company with instructions to deliver such notice, information or statement to a shareholder or the shareholders.


                      VOLUNTARY WINDING UP AND DISSOLUTION

         102. The Company may voluntarily commence to wind up and dissolve by resolution of shareholders or by resolution of directors.

                                    AMENDMENT



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


         103. These Articles may be amended by (a) the directors or (b) 66 2/3% of the shareholders of each class or series entitled to vote thereon.

                                    HEADINGS

         104. The headings in these Articles have been inserted solely for convenience of reference and neither constitute a part of these Articles nor affect the meaning, interpretation or effect of any provision of these Articles.


                                  GOVERNING LAW

         105. Except as otherwise specifically provided for herein, Bahamian law shall govern all aspects of these Articles.


         ADOPTED                     MARCH 23, 1997
                                      Date


                                       31